UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Street, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On June 20, 2007, Hologic, Inc., a Delaware corporation (“Hologic”), Bravo Transition, Inc., a Delaware corporation and a wholly owned subsidiary of Hologic (“Merger Sub 1”), Bravo Acquisition I, LLC, a Delaware limited liability company, and wholly owned subsidiary of Hologic (“Merger Sub 2”), BioLucent, Inc., a Delaware corporation. (“BioLucent”), and Steven Gex, solely in his capacity as Stockholder Representative thereunder, entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for a business combination whereby Merger Sub 1 will merge with and into BioLucent (the “First Merger”), followed immediately by the merger of BioLucent with and into Merger Sub 2 (the “Second Merger” and together with the First Merger, the “Merger”). As a result of the Merger, the separate corporate existence of each of Merger Sub 1 and BioLucent will cease and Merger Sub 2 will continue as the surviving entity in the Merger, as a wholly-owned subsidiary of Hologic. In connection with the Merger, BioLucent will spin-off its brachytherapy business to the holders of BioLucent’s outstanding shares of capital stock (the “Spin-Off Transaction”), as a result, pursuant to the Merger, Hologic will acquire BioLucent’s MammoPad® business and related assets.

At the effective time of the Merger, each share of BioLucent capital stock (other than treasury shares owned by BioLucent) will be converted into the right to receive a portion of the aggregate merger consideration payable by Hologic pursuant to the Merger. The aggregate merger consideration consists of (i) $65 million (subject to certain reductions) to be paid by Hologic at the closing in cash or shares of Hologic common stock (“Merger Shares”) as determined by Hologic in its sole discretion, provided that if paid through a combination of cash and stock, no less than 66% of such amount will be paid in Merger Shares, (ii) $5 million to be paid in cash by Hologic, and (iii) and up to two annual deferred cash payments not to exceed $15 million in the aggregate based upon BioLucent achieving certain revenue targets (each a “Deferred Payment” and collectively the “Deferred Payments”). Any Merger Shares issued as part of the aggregate merger consideration will be valued at the 5-day trading average of the closing price per share of Hologic common stock for the five consecutive trading days ending two trading days prior to the Closing Date.

Hologic and BioLucent have made customary representations, warranties and covenants in the Merger Agreement. BioLucent has, among other things, agreed (i) to conduct its business in the ordinary course of business consistent with past practice during the interim period and not to engage in certain kinds of transactions between the execution of the Merger Agreement and the effective time of the Merger, (ii) to submit the Merger Agreement and the transactions contemplated thereby to BioLucent’s stockholders for approval and adoption as promptly as practicable, (iii) that, subject to certain exceptions, its board of directors will recommend adoption by its stockholders of the Merger Agreement and the Merger, (iv) subject to certain exceptions, not to solicit proposals relating to alternative business combination transactions or participate in discussions or negotiations regarding an alternative business combination transaction, and (v) subject to certain exceptions, not to approve or recommend or propose publicly to approve or recommend, any alternative business combination transaction or enter into any agreement or letter of intent related to an alternative business combination transaction. Hologic has, among other things, agreed to use commercially reasonable efforts to obtain approval from the Commissioner of the California Department of Corporations of the fairness (the “Fairness Approval”) of the terms and conditions of the Merger and the issuance of the Merger Shares, or, if the Fairness Approval is not granted, file a Registration Statement on Form S-4 to register the Merger Shares with the Securities and Exchange Commission (the “Commission”).

Each party’s obligation to consummate the Merger is subject to a number of conditions, including (i) the approval of BioLucent’s stockholders, (ii) the absence of any law, order or injunction prohibiting the consummation of the Merger or the transactions contemplated by the Merger Agreement, (iii) each party’s representations and warranties to the other must be complete and correct in all respects (with respect to representations and warranties qualified or limited as to materiality or material adverse effect) or true and correct in all material respects (with respect to representations and warranties not qualified or limited as to materiality or material adverse effect) as of the Closing Date, (iv) BioLucent shall have completed the Spin-Off Transaction, (v) no material adverse effect shall have occurred with respect to BioLucent between the signing of the Merger Agreement and the Closing Date, (vi) each party shall have performed and complied in all material respects with its covenants and (vii) other customary conditions. In addition, each party’s obligation to consummate the Merger is subject to receipt of the Fairness Approval or Hologic’s Registration Statement on Form S-4 being declared effective by the Commission.

The Merger Agreement contains certain termination rights for both Hologic and BioLucent, and further provides that, upon termination of the Merger Agreement under certain circumstances, BioLucent may be obligated to pay Hologic up to $1.42 million in respect of Hologic’s transaction expenses, or a termination fee of $2.485 million depending on the circumstances.

The Board of Directors of Hologic and BioLucent have approved the Merger Agreement and the Merger.

A copy of the Merger Agreement is filed as Exhibit 10.1 attached hereto.

Additional Information About the Merger

The parties anticipate that the issuance of the Merger Shares in the Merger will be exempt from registration pursuant to the receipt of the Fairness Approval from the Commissioner of the California Department of Corporations after a hearing held pursuant to Section 25142 of the California Corporations Code. However, if such Fairness Approval is not granted, Hologic has agreed to file a registration statement on Form S-4 with the Commission to register those securities. If such registration statement on Form S-4 is filed it will contain a prospectus and other relevant documents concerning the acquisition. If filed, investors are urged to read the prospectus and any other relevant documents, when they become available, because they would contain important information about Hologic, BioLucent and the acquisition. If filed, investors would be able to obtain the documents free of charge at the Commission’s web site, http://www.sec.gov. In addition, documents filed with the Commission by Hologic can be obtained at http://www.sec.gov or by contacting Hologic at the following address and telephone number: 35 Crosby Drive, Bedford, MA 01730, (781) 999-7300. Investors are urged to read the information statement/prospectus and any other relevant documents when they become available.

ITEM 5.03	AMENDMENTS TO ARTICLES OFINCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On June 20, 2007, the Board of Directors of Hologic approved an amendment to its amended and restated bylaws to clarify that the submission of proxies may be made in writing, by means of electronic transmission or such other means permitted under applicable law. The full text of the amendment to the amended and restated bylaws is attached hereto as Exhibit 3.01 and is incorporated herein by reference, and the amended portions of the Bylaws are marked within Exhibit 3.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired

Not required

(b) Pro Forma Financial Information

Not required

(d) Exhibits.

The following Exhibits are filed as part of this report:

EXHIBIT NO.	DESCRIPTION

3.01	Text of amendment to Amended and Restated Bylaws of Hologic, Inc.

10.1	Agreement and Plan of Merger by and among Hologic, Inc., a Delaware corporation, Bravo Transition, Inc., a Delaware corporation and a wholly owned subsidiary of Hologic, Bravo Acquisition I, LLC, a Delaware limited liability company, and wholly owned subsidiary of Hologic, BioLucent, Inc., a Delaware corporation, and Steven Gex, solely in his capacity as Stockholder Representative dated June 20, 2007.

99.1	Press Release issued by Hologic on June 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 25, 2007	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir Chief Financial Officer, Executive Vice President, Finance and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

3.01	Text of amendment to Amended and Restated Bylaws of Hologic, Inc.

10.1	Agreement and Plan of Merger by and among Hologic, Inc., a Delaware corporation, Bravo Transition, Inc., a Delaware corporation and a wholly owned subsidiary of Hologic, Bravo Acquisition I, LLC, a Delaware limited liability company, and wholly owned subsidiary of Hologic, BioLucent, Inc., a Delaware corporation, and Steven Gex, solely in his capacity as Stockholder Representative dated June 20, 2007.

99.1	Press Release issued by Hologic on June 21, 2007.